BRS, Inc.
P.O. Box 1104	1130 Major Ave.
Broomfield, CO 80038-1104	Riverton, WY 82501
E-Mail: brs@brsengineering.com	E-mail: brs@brsengineering.com
303 410-6781 Fax: 303 464-1865	307 857-3079 Fax: 307 857-3080

CONSENT OF DOUGLAS L. BEAHM

I consent to the inclusion in the Prospectus Supplement of Energy Fuels Inc. (the “Company”) dated March 9, 2016 (the “Supplement”) of technical disclosure regarding the Alta Mesa Project (the “Technical Information”) and of references to my name with respect to the Technical Information and the technical report entitled “Alta Mesa Uranium Project Technical Report, Mineral Resources and Exploration Target, National Instrument 43-101, Brooks and Jim Hogg Counties, Texas, USA” dated June 1, 2014, prepared on behalf of Mesteña Uranium LLC who provided BRS consent for release of this information..

I also consent to the filing of this consent under cover of Form 8-K with the United States Securities and Exchange Commission (the “SEC”) and of the incorporation by reference of this consent into the Company’s Registration Statement on Form F-10 (No. 333-194916), as amended, filed with the SEC.

/s/ Douglas L. Beahm
Douglas L. Beahm

Date: March 9, 2016